Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Global Environmental Energy Corp. (the “Company”) on Form 20-F for the period ended May 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 23, 2008	By:	/s/ Dr. Christopher A. McCormack
Dr. Christopher A. McCormack,
Chief Executive Officer and Chairman of
the Board (Principal Executive Officer)

Dated: December 23, 2008	By:	/s/ Salim Ghafari
Salim Ghafari,
Chief Financial Officer
(Principal Financial Officer)